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Conference Call Transcript VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study Event Date/Time: Jan. 08. 2008 / 10:30AM ET

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FINAL TRANSCRIPT

Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

CORPORATE PARTICIPANTS

Alan Kessman

Vion Pharmaceuticals, Inc. - CEO

Ann Cahill

Vion Pharmaceuticals, Inc. - VP, Clinical Development

Aileen Ryan

Vion Pharmaceuticals, Inc. - VP, Regulatory Affairs

CONFERENCE CALL PARTICIPANTS

Leah Hartman

CRT Capital Group - Analyst

Ren Benjamin

Rodman & Renshaw - Analyst

Joy Holofone

CRT Capital Group - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Vion to discuss FDA list of clinical hold on Phase III study conference call. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS). As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes.

This conference call will contain forward-looking statements. Such statements are subject to certain risks which may cause Vion's plans to differ or results to vary from those expected, including Vion’s potential inability to obtain regulatory approval for its products; delayed or unfavorable results of drug trials; the possibility that favorable results of earlier preclinical studies or clinical trials are not predictive of safety and efficiency results and later clinical trials; the need for additional results, research and testing; the potential inability to secure external forces of funding to continue operations; inability to access capital and funding on favorable terms; continued operating losses and the ability to continue operations as a result; and a variety of other risks set forth from time to time in various filings with the Securities and Exchange Commission including but not limited to risks attendant to the forward-looking statements, including under items 1A Risk factors in Vion’s annual report on Form 10-K for the year ended December 31, 2006, and Vion’s Form 10-Q for the quarter ended September 30, 2007.

In particular, there can be no assurance as to the results of any of the Company’s clinical trials, that any of these trials will continue to full accrual, or that any of these trials will not be discontinued, modified, delayed, or ceased altogether. Except in special circumstances in which a duty to update arises under law, when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

And now I would like to turn this conference call over to Mr. Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals. Please proceed.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Thank you, operator, and good morning, everyone. Welcome to our conference call. With me on the phone today is Howard Johnson, our President and Chief Financial Officer; Meg Fitzgerald, our Chief Business Officer; Ann Cahill, our Vice President of Clinical Development; and Aileen Ryan, our Vice President of Regulatory Affairs.

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Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

We are pleased today to announce that the FDA has lifted the clinical hold on the Phase III trial of our lead anticancer agent, Cloretazine®, in combination with cytarabine in relapsed acute myelogenous leukemia, or AML. We will now advance regulatory discussions with agencies outside the United States.

Our Company focus over the last three years has been on executing an extensive clinical development plan for Cloretazine® in AML. This clinical plan has had two distinct registration paths — one, a single agent approach, based on two Phase II studies, including a pivotable Phase II in elderly patients with de novo poor-risk AML, and two, a combination approach with the most widely used AML therapeutic, cytarabine, or AraC, in relapsed AML patients.

Our number one priority remains to file a new drug application this year for Cloretazine® based on our single agent Phase II trial that was recently reported at ASH. In that trial, the preliminary data indicate that we met the criteria for success based on the primary end point — the overall response rate. We reported a response rate of 35% for the patients on the trial; I might add, in a group of patients who were elderly and had several risk factors making them poor candidates for treatment and response.

Our second registration pathway is our Phase III trial in relapsed AML where we were studying Cloretazine® in combination with cytarabine. This trial is the main subject of our call today. We started the trial in March 2005 and accrued 268 patients before we announced in May of 2007 that the enrollment and treatment of patients in this study was being suspended. The FDA put the trial on hold. This was based on a planned interim evaluation of 210 patients performed by the trial’s Data Safety Monitoring Board or DSMB. Their analysis was that any advantage in the primary end point, the response rate, was being compromised by the mortality observed on the study.

Since that time, we have performed a comprehensive safety and efficacy analysis with Vion personnel and external and independent medical consultants. The conclusions of that analysis found that the combined myelosuppressive effects of Cloretazine® and cytarabine given at the dosages and schedules at which they were combined in the trial, in conjunction with the poor hematological reserve of patients with relapsed AML, where major factors in the difference in mortality seen between the two arms of the study. A review of records from patients who died did not suggest any previously unreported toxicity for Cloretazine® or cytarabine.

There was an increase in the response rate observed on the Cloretazine® and cytarabine arm of the trial relative to the cytarabine and placebo arm, despite the difference in deaths between the two arms. Given this observed increase in response rate, our AML program experience and opinion leader support, we have proposed a trial amendment to continue the study of Cloretazine® in the relapsed setting. An agreement has been reached with the FDA on modifications to our original Phase III protocol. An amended study will include a lowered dose of Cloretazine® in the experimental arm of the trial, and prophylactic therapy with antibiotics, antifungals, and growth factors for all patients.

In order to maintain the special protocol assessment or SPA with the FDA for this trial, the next step is to submit an SPA to the FDA with these modifications before recommencing the trial. A study in the first relapse population is important to us to expand our label for Cloretazine®. However, our first priority in 2008 is to work towards our registration based on our Phase II programs in elderly patients with de novo poor-risk AML.

Our operating plan has funding to start an additional Phase III trial of Cloretazine® in late 2008. With our cash position at the beginning of 2008 at about $60 million, we have enough cash to last through the third quarter of 2009 based on our current operating plan. At that time, we would hope to know if Cloretazine® is approved for commercialization.

I’d also like to take a moment at this time to discuss our recent filing with the SEC of a proxy statement calling for a special shareholders meeting to vote on a potential reverse split. As you know, our stock price has been below a $1 per share and we have a deadline of March 17 to regain compliance with the $1 bid price requirement of NASDAQ. Maintaining our listing is important. Although no definitive decision has been made with regard to reverse split, we would like this option for our Board of Directors, should it be deemed necessary.

We are pleased to begin 2008 with this sign of progress in our clinical development program for Cloretazine® in AML. We look forward to, throughout the year, continually updating you on our efforts to file the NDA for Cloretazine® based on our Phase II single agent program in elderly poor risk AML, as well as our efforts to renew our explorations of Cloretazine® in combination with cytarabine in relapsed AML.

Today, as we complete our presentation to you, we want to make sure we leave you with this thought before we take your questions. All of us at Vion believe that, based on the clinical data to date, Cloretazine® is an active agent in AML. Our efforts are focused on filing with the FDA later this year and further clinical plans to advance the possibility for broad utility in the treatment of AML, as both a single agent and in combination with other therapeutics, in both elderly patients and younger patients, and in both front-line AML and in relapsed AML.

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Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

Additionally, we hope to update you periodically on the various investigator-initiated trials being conducted studying Cloretazine® in a number of additional indications, including the transplant conditioning trial being conducted at the MD Anderson Cancer Center in Houston, Texas, which recently enrolled its first patient at the 800 milligrams per meter square dose level.

We appreciate your continued support of our efforts to make Cloretazine® available for patients with this devastating disease. Thank you for listening today. We are now ready to take your questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Leah Hartman, CRT.

Leah Hartman - CRT Capital Group - Analyst

Congratulations, everyone. Nice to have this question mark removed so early in the year. My follow-up questions are with respect to the end point in the amended trial protocol, are there any changes from the original trial?

Ann Cahill - Vion Pharmaceuticals, Inc. - VP, Clinical Development

This is Ann Cahill. At this point we’re not going to discuss the details of the amended protocol before it goes into SPA with the FDA. And that’s really primarily because, as you know, the FDA process can be a dialogue. So we want to complete the details of the amended protocol in agreement with the FDA under an SPA before discussing the trial details.

Leah Hartman - CRT Capital Group - Analyst

Have you begun the discussions with the FDA on that SPA? Is it a formal process that you first submit what you’d like to do with the amended trial protocol?

Aileen Ryan - Vion Pharmaceuticals, Inc. - VP, Regulatory Affairs

The FDA process is a formal process. This is Aileen Ryan. The FDA process is a formal process. The general idea behind the protocol was discussed in the clinical hold response, but agreement on things such as end point is really something that comes through the FDA process.

Leah Hartman - CRT Capital Group - Analyst

Do you have a sense of the timing to bring that to conclusion? Is it a month? Is it three months?

Aileen Ryan - Vion Pharmaceuticals, Inc. - VP, Regulatory Affairs

At this point, I don’t think I can give you an exact timeframe. That’s what we’re working out right now. There’s additional documents that we need to put into that submission. And we’re working through working and doing that and also keeping in mind that our real priority right now is the NDA.

Leah Hartman - CRT Capital Group - Analyst

I’d agree with that and encourage that. And again, if you can’t answer this and it goes to the details, I totally understand, but the current trial anticipated enrolling 420 patients. Can you comment whether or not the trial size may have to be amended?

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Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

Ann Cahill - Vion Pharmaceuticals, Inc. - VP, Clinical Development

It’s Ann Cahill again. The trial has significant modifications proposed. So I think you can almost think about it as kind of a separate trial with a separate target population size.

Leah Hartman - CRT Capital Group - Analyst

Okay. And that could include type of patients up for selection, et cetera?

Ann Cahill - Vion Pharmaceuticals, Inc. - VP, Clinical Development

Although, generally, I mean, I think we’re trying to make it clear that we’re staying in the first relapse population. I don’t anticipate major differences in the patient population. But as far as statistical design and size go, that may vary.

Leah Hartman - CRT Capital Group - Analyst

And could you comment on the portion of the 210 patients for which you had data — or for whom you had data — what percent was analyzed in making the decision by the independent as well as the Vion investigators?

Ann Cahill - Vion Pharmaceuticals, Inc. - VP, Clinical Development

The decision — or the recommendation, rather, from the DSMB was made after analysis of 210 patients. By the time they made that recommendation, 268 patients had been enrolled to the trial.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

But the analysis — and the answer to your question, I think, specifically is the analysis was done on the 210 patients; not the 268.

Leah Hartman - CRT Capital Group - Analyst

Okay. Yes, I just read in the press release when you stated a portion of data on 210 was unblinded for review, and so I was specifically looking to that effort —

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Not all the data has been unblinded. Only specific data that was necessary for discussion to solve this issue was unblinded. The trial remains blinded and patients are still being treated on the trial — they aren’t being treated; they’re being followed, excuse me.

Leah Hartman - CRT Capital Group - Analyst

But to the extent you saw data, you weren’t looking at a population of 20 patients, you were looking at that patient group for which you had.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Correct.

Leah Hartman - CRT Capital Group - Analyst

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Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

Okay. That’s where I was going with that. I’m sorry I wasn’t clear. I’ll get back in the queue. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS). Ren Benjamin, Rodman & Renshaw.

Ren Benjamin - Rodman & Renshaw - Analyst

Good morning and thanks for taking the questions. Just very quickly, so it sounds to me that although the clinical hold has been lifted — or so the clinical hold has been lifted and now the FDA has given you the sort of the go ahead to continue to move forward with the development of Cloretazine® in this setting, it seems to me that you’re going to have to pretty much start a new trial with — essentially starting from scratch. So, A, I want to know if that’s in fact the case, not just the continuation of this trial, and then also, since — if that is the case, can you give us an idea as to what the results were from this trial? What sort of activity we saw, was there any statistical significance, and when we might see these data later this year?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

There’s a lot of questions in there, Ren.

First of all, the trial remains blinded. And the documentation from this trial for the full 268 patients will be part of a final study report which will be part of the NDA filing.

And then secondly, because the trial — the patients are still being followed, the data still remains blinded to date. So, we are not able to give you the statistics at this point from the ones that we do know. And we do not have all the statistics because we did not see everything from the trial to date yet from this point.

In answer to your second —

Ren Benjamin - Rodman & Renshaw - Analyst

I apologize. Just, the NDA filing you’re talking about, you’re talking about the elderly NDA filing? The elderly NDA filing?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Correct. Yes. The elderly de novo poor-risk AML filing, which we hope to do by this year. So, basically this — the final study — the report from this 268 patients will be part of that filing. But we don’t have that data today. And clearly we haven’t focused on all the additional information, done the data pool on the 268 patients, because we’ve been focused on all the work we had to do for the 210 and the analysis we had to do to get to this point.

Ren Benjamin - Rodman & Renshaw - Analyst

Got you. And so am I thinking about this correctly in that — okay, this data package becomes part of the ongoing elderly AML, that if you want to pursue moving forward in the relapse refractory setting, like Ann mentioned, it would be potentially a new trial. You know, a new design, new trial, new SPA, the whole thing?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Well, I don’t want to sort of play with words here. I mean, the fact is it’s an amendment to the existing trial, but the data from that trial will be looked at separately from the old information. So that there won’t be a pooling of the information, if that’s what you’re asking. I’m not sure — again, I’m not clear if I’m answering your question or not.

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Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

Ren Benjamin - Rodman & Renshaw - Analyst

No, you were clear. Yes. That gives me a better sense of the sort of the timing and things along those lines. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS). [Joy Holofone], CRT Capital Group.

Joy Holofone - CRT Capital Group - Analyst

Thanks for taking my question. I have a follow-up question. I think it’s just a sort of clarification of numbers. So the 268 patients that were enrolled in the trial previously, those 268 patients will be a separate pool in addition to what seems to be a new — essentially new trial that may accrue up to 420 patients? Is that a reasonable numbers statement?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Well, you’re correct in that the information on the 268 will be separate from the new patients. But I don’t — at this point I can’t get into a discussion of what the size would be of the amended, or [we might] want to call it new trial would be. But we certainly don’t, today, think it’s going to be anywhere — it’s going to be 420 patients.

Joy Holofone - CRT Capital Group - Analyst

Okay. That’s very good to know. So the enrollment process may not be 24 to 30 months like the last time was, just as far as timing is concerned?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

It’s too early for me to talk about the enrollment process but I just do not — we do not at this point — again, we’ve got to be careful because when you go through — as Ann said, when you go through the SPA process, there’s a dialogue. It’s a give and take with the FDA. And so until we nail down the exact numbers and the statistical plan, I don’t want to give you an exact number. But I do not believe today, based on what we know, that it will be 420 patients.

Joy Holofone - CRT Capital Group - Analyst

Great. Thank you for the clarification. Bye bye.

Operator

(OPERATOR INSTRUCTIONS). Leah Hartman, CRT.

Leah Hartman - CRT Capital Group - Analyst

One final question, and thank you for is taking the follow-up, is — with respect to the comment on your cash position at year end and your cash position based on the current business plan, to be sufficient to fund through or at least to the third quarter of 2009, are you prepared to comment today whether or not that indicates a cash coupon being made on the convertible notes that are outstanding versus a payment in stock?

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

That for the most part assumes that we would continue to pay the interest in stock.

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FINAL TRANSCRIPT

Jan. 08. 2008 / 10:30AM ET, VION - Vion Pharmaceuticals Conference Call to Discuss FDA Lift of Clinical Hold on Phase III Study

Leah Hartman - CRT Capital Group - Analyst

Okay. All right. Just wanted to clarify on that. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS).

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Are there any additional questions, operator?

Operator

We have no further questions.

Alan Kessman - Vion Pharmaceuticals, Inc. - CEO

Okay. Then I would like to make a closing statement. I would also like to remind everybody that we will be filing for an abstract at ASCO on the information from the 37 trial. And once again, I’d like to just reaffirm to all of you that we here at Vion believe that Cloretazine® is an active drug in AML. And as I said earlier, we will focus our efforts on filing for approval with the FDA later this year while we continue to move forward and looking at what we’re going to do specifically in the frontline situation.

We are pleased that we can move forward in the relapsed AML with Cloretazine® in combination with Cytarabine. We believe in the potential of Cloretazine®. We will continue to focus our efforts on doing all that we can to fulfill our goal of filing for approval in 2008.

We thank you again for participating in this call and we look forward to continuing to report to you in 2008 as we make progress towards our goal. Thank you.

Operator

This concludes the presentation for today, ladies and gentlemen. You may now disconnect. Have a wonderful week.

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